UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):December 24, 2021

Giga-tronics Incorporated
(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA	94568
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No par value	GIGA	OTCQB Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 27, 2021, Giga-tronics Incorporated (the “Company”) entered into a Share Exchange Agreement (the “Agreement”) with BitNile Holdings, Inc., a Delaware Corporation (“BitNile”) and Gresham Worldwide, Inc., a Delaware corporation (“Gresham”), which is a wholly-owned subsidiary of BitNile.

The Agreement provides that the Company will acquire all of the outstanding shares of capital stock of Gresham in exchange for issuing to BitNile 2,920,085 shares of the Company’s common stock and 514.8 shares of a new series of preferred stock that are convertible into an aggregate of 3,960,043 shares of the Company’s common stock, subject to potential adjustments, and the assumption of Gresham’s outstanding equity awards representing, on an as-assumed basis, 249,875 shares of the Company’s common stock (the “Exchange Transaction”). Completion of the Exchange Transaction is subject to the approval of the Company’s shareholders and other customary closing conditions.

Immediately following the completion of the Exchange Transaction, Gresham will be a wholly-owned subsidiary of the Company. Outstanding shares of the Company’s common stock will remain outstanding and unaffected upon completion of the Exchange Transaction, as will outstanding warrants and options to purchase the Company’s common stock. The Company’s common stock will continue to be registered under the Securities Exchange Act of 1934, as amended, immediately following the Exchange Transaction.

In addition, the Agreement further provides that, BitNile will loan the Company $4.25 million upon the closing of the Exchange Transaction and following the closing of the Exchange Transaction, the Company will repurchase or redeem the currently outstanding shares of its Series B, Series C, Series D and Series E preferred stock (the “Outstanding Preferred”).

Assuming the repurchase of the Outstanding Preferred, and based on 2,725,010 currently outstanding shares of the Company’s common stock, following the issuance to BitNile of the shares of the Company’s common stock and preferred stock in the Exchange Transaction, BitNile would hold approximately 68% of the outstanding voting power and capital stock of the Company’s and existing holders of the Company’s common stock would hold approximately 32%.

In addition to seeking shareholder approval for the Exchange Transaction, the Company has also agreed to seek shareholder approval to (1) increase the number of shares of common stock that it is authorized to issue to 100 million shares, (2) to complete a reverse split of its common stock and (3) to change its charter from that of a California corporation to that of a Delaware corporation.

The Agreement contains certain termination rights for each of the parties, including if (i) the Exchange Transaction is not consummated by June 30, 2022, (ii) the approval of the Company’s shareholders is not obtained, or (iii) there has been a breach by a non-terminating party that is not cured such that the applicable closing conditions are not satisfied. In addition, in certain circumstances, BitNile may terminate the Agreement prior to the Company’s shareholder approval of the Exchange Transaction in the event that (A) the Company materially breaches its non-solicitation obligations relating to alternative business combination transactions, (B) the Company’s board withdraws or adversely modifies its recommendation to shareholders with respect to the Exchange Transaction or fails to affirm its recommendation within the required time period after an alternate acquisition proposal is made, (C) the Company’s board recommends a tender offer or exchange offer or fails to recommend against such a tender offer or exhange offer within ten business days after commencement. In addition, the Company may terminate the Agreement to pursue an alternative acquisition transaction. The Agreement also provides that the Company will be obligated to pay a termination fee of $1.0 million to Gresham if the Agreement (i) is terminated by BitNile in the circumstances described in the preceding sentence or (ii) (A) if an acquisition proposal is made to the Company or to its shareholders publicly, (B) the Agreement is terminated for failure to consummate the Exchange Transaction by the End Date for failure to obtain the approval of the Company’s shareholders and (C) the Company enters into a definitive agreement with respect to or consummates certain acquisition proposals within 12 months of termination of the Agreement or (iii) the Company terminates the Agreement in order to enter into a definitive agreement with respect to an alternate acquisition proposal. In addition, the Company would be required to immediately repay a $500,000 loan made by an affiliate of BitNile in November 2021 that otherwise matures in November 2022.

Planned Underwritten Public Offering

The Agreement further provides that following the Exchange Transaction, the Company will pursue an underwritten public offering of $25 million of its common stock. BitNile has agreed to purchase up to $10 million of common stock in the offering, which amount would include the conversion of the $4.25 million to be loaned to the Company upon the closing of the Exchange Transaction under the Agreement.

Governance and Management

The Agreement provides that upon the completion of the Exchange Transaction, the Company’s board of directors will be comprised of seven directors, four of who shall be designated by BitNile and three of whom shall be current directors of the Company designated by the Company.

The parties have agreed that upon the closing of the Exchange Transaction, the Company’s Chief Executive Officer will be Jonathan Read, who is currently Gresham’s Chief Executive Officer; the Company’s Chief Operating Officer will be Timothy Long, who is currently the Gresham’s Chief Operating Officer and the Company’s Chief Financial Officer (chief accounting and financial officer) will be Lutz P. Henckels, who is currently the Company’s Chief Financial and Chief Operating Officer.

The Preferred Stock

The preferred stock that will be issued to BitNile in the Exchange Transaction will have an aggregate liquidation preference of $12,870,140, is convertible into the Company’s common stock at the holder’s option at conversion price of $3.25 per share, subject to potential adjustment; entitles the holders to elect four of the Company’s directors; and entitles the holders to vote with the Company’s common stock on an as-converted basis. In addition, for so long as BitNile consolidates the Company as a subsidiary for financial reporting purposes, the prior approval of the holders of the preferred stock would be required for the Company to incur indebtedness in excess of $1.0 million per individual transaction or $2.5 million the aggregate (excluding indebtedness outstanding at the time of the preferred stock issue first issues) or complete a merger, acquisition or purchase of assets where the aggregate consideration is valued at more than $1.0 million. The terms of the preferred stock that will be issued to BitNile in the Exchange Transaction are set forth in a Certificate of Determination, the form of which is attached as exhibit to the Agreement.

Employment Matters

In connection with the Company’s entry into the Agreement, each of John Regazzi, President and Chief Executive Officer; Lutz Henckels, Executive Vice President, Chief Financial Officer and Chief Operating Officer; Armand Pantalone, Chief Technology Officer and Daniel Kirby, Chief Customer Officer, has agreed to waive his right to receive severance benefits under his existing Severance Agreement with the Company as a result of a change in his title or responsibilities or reporting structure. In exchange for the waivers, on December 24, 2021, the Company has agreed to grant each of Mr. Regazzi and Mr. Henckels 10 restricted shares of the Company’s common stock and each of Mr. Pantalone and Mr. Kirby 10,000 restricted shares of the Company’s common stock, all of which will vest in one year.

In addition, the Company adopted a Management Change in Control Cash Incentive Opportunity pursuant to which each of the foregoing executives would be entitled to receive an incentive/retention bonus equal to $100,000 or more if the fair market value of the Company’s common stock upon the completion of a change in control transaction (such as the Exchange Transaction) is $4.00 or greater (as may be adjusted for any reverse stock split).

This summary of the Agreement, the Exchange Transaction, BitNile’s loan to the Company, the terms of the preferred stock that the Company will issue and the Management Change in Control Cash Incentive Opportunity are qualified by the actual terms of the agreements and documents filed as exhibits to this Form 8-K. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specified dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Gresham or BitNile. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 1.01 of this report describes planned changes to the Company's Board of Directors and executive officers in connection with the Exchange Transaction (see "Governance and Management" in Item 1.01) and certain compensatory arrangements (see "Employment Matters" in Item 1.01), which are incorporated by reference herein.

Item 7.01   Regulation FD Disclosure.

On December 28, 2021, the Company issued a press release announcing its entry into the Agreement, a copy of which is attached as Exhibit 99.1.

A slide presentation that the Company’s management may use in meetings with various investors is included as Exhibit 99.2

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement or consent solicitation statement. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT OR CONSENT SOLICITATION MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Shareholders of the Company will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.gigatronics.com.

Additionally, the Company will file other relevant materials in connection with the Company’s proposed acquisition of Gresham pursuant to the terms of the Share Exchange Agreement by and among the Company, BitNile and Gresham. The Company and its directors, executive officers and other members of its management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies or consents of the Company’s shareholders in connection with the proposed acquisition. Shareholders of the Company may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s most recent Annual Report on Form 10-K, which was filed with the SEC on June 25, 2021 and the amendment thereto, which was filed with the SEC on July 26, 2021 These documents are available free of charge at the SEC’s website at www.sec.gov or by going to the Company’s website at www.gigatronics.com. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s shareholders.

Forward-Looking Statements

This report contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties, including those related to the expected benefits of the proposed transactions; statements concerning future operating results, revenues, growth, production or market share; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the Agreement by the Company’s shareholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement; the outcome of any legal proceedings that may be instituted against the Company related to the Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transactions; the occurrence of a material adverse effect (as defined in the Agreement); and other risks that are described in the reports of the Company filed with the SEC, including but not limited to the risks described in the Company’s Annual Report on Form 10-K for its fiscal year ended March 27, 2021, and that are otherwise described or updated from time to time in other filings with the SEC. the Company assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q, and 8-K. All filings are available at www.sec.gov and on the Company’s websites at www.gigatronics.com/.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Exchange Agreement dated as of December 27, 2021 by and among Giga-tronics Incorporated, BitNile Holdings, Inc. and Gresham Worldwide, Inc.
10.2
Form of Securities Purchase Agreement to be entered into by and between Giga-tronics Incorporated and BitNile Holdings, Inc. (included as Exhibit A to the agreement filed as Exhibit 10.1 of this report)

10.3	Form of Certificate of Determination of Giga-tronics Series F Preferred Stock (included as Exhibit B to the agreement filed as Exhibit 10.1 of this report)
10.4	Wavier letter agreement concerning Severance Agreement between Giga-tronics and John Regazzi dated as of December 26, 2021
10.5	Wavier letter agreement concerning Severance Agreement between Giga-tronics and Lutz P. Henckels dated as of December 22, 2021
10.6	Wavier letter agreement concerning Severance Agreement between Giga-tronics and Armand Pantalone dated as of December 21, 2021
10.7	Wavier letter agreement concerning Severance Agreement between Giga-tronics and Daniel Kirby dated as of December 19, 2021
10.8	Management Change in Control Cash Incentive Opportunity
99.1	News Release issued by Giga-tronics Incorporated on December 28, 2021*
99.2	Investor Presentation dated as of December 27, 2021*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The information in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other documents filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by the specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2021	GIGA-TRONICS INCORPORATED

	By:	/s/ Lutz P. Henckels
Lutz P. Henckels Executive Vice President, Chief Financial Officer and Chief Operating Officer